UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 9, 2012

DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD  20814
 (Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 9, 2012, DiamondRock Hospitality Company (the “Company”) and DiamondRock Hospitality Limited Partnership entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), relating to the issuance and sale of 20,000,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Underwriter also has an option to purchase up to 3,000,000 additional shares of Common Stock, exercisable within 30 days after the date of the Purchase Agreement.  The offering of the Initial Shares closed on July 11, 2012.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.  For a more detailed description of the Purchase Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s Prospectus Supplement, dated July 9, 2012, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

In connection with the filing of the Purchase Agreement, the Company is filing as Exhibit 5.1 and Exhibit 8.1 hereto opinions of its counsel, Goodwin Procter LLP.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

1.1	Purchase Agreement, dated July 9, 2012, by and among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership and Goldman, Sachs & Co.

5.1	Opinion of Goodwin Procter LLP with respect to the legality of the shares

8.1	Opinion of Goodwin Procter LLP with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 11, 2012	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated July 9, 2012, by and among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, and Goldman, Sachs & Co.

5.1	Opinion of Goodwin Procter LLP with respect to the legality of the shares

8.1	Opinion of Goodwin Procter LLP with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and Exhibit 8.1)